Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-149468) pertaining to the Papa John’s International, Inc. Deferred Compensation Plan filed February 29, 2008,
(2)

Registration Statement (Form S-8 No. 333-165154, No. 333-168562, No. 333-221218) pertaining to the Papa John’s International, Inc. Nonqualified Deferred Compensation Plan filed March 2, 2010, August 5, 2020, and October 30, 2017, respectively,

(3)	Registration Statement (Form S-8 No. 333-168561) pertaining to the Papa John’s International, Inc. 401(k) Plan filed August 5, 2010,
(4)	Registration Statement (Form S-8 No. 333-173893) pertaining to the Papa John’s International, Inc. 2011 Omnibus Incentive Plan filed May 3, 2011,
(5)	Registration Statement (Form S-8 No. 333-224770) pertaining to the Papa John’s International, Inc. 2018 Omnibus Incentive Plan filed May 9, 2018, and
(6)	Registration Statement (Form S-3 No. 333-233541) of Papa John’s International, Inc. filed August 30, 2019;

of our reports dated February 26, 2020, with respect to the consolidated financial statements and schedule of Papa John’s International, Inc. and Subsidiaries and the effectiveness of internal control over financial reporting of Papa John’s International, Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Papa John’s International, Inc. and Subsidiaries for the year ended December 29, 2019.

/s/ Ernst & Young LLP

Louisville, Kentucky

February 26, 2020